UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

_______________

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SOLIGENIX, INC.
(Name of Registrant as Specified in Its Charter)

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SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Notice of Annual Meeting of Stockholders
to be held on Thursday, September 27, 2018

Notice is hereby given that the Annual Meeting of Stockholders of Soligenix, Inc., will be held at the Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, on Thursday, September 27, 2018, at 9:00 a.m., Eastern Daylight Time, for the following purposes, each as more fully described in the Proxy Statement:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.	To approve an amendment to our 2015 Equity Incentive Plan to increase the maximum number of shares of common stock available for issuance under the plan by 400,000 shares, bringing the total shares reserved for issuance under the plan to 1,000,000 shares;
3.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from 25,000,000 to 50,000,000;
4.	To hold an advisory vote on executive compensation;
5.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2018; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on July 30, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, PHONE OR MAIL.

Information concerning the matters to be acted upon at the Annual Meeting is included in the Proxy Statement. Whether or not you expect to attend the Annual Meeting, your vote is important.

By Order of the Board of Directors,

Christopher J. Schaber, PhD

President and Chief Executive Officer

Princeton, New Jersey
August 10, 2018

Enclosures

SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Annual Meeting of Stockholders
Thursday, September 27, 2018

Proxy Statement

This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, at 9:00 a.m., Eastern Daylight Time, on Thursday, September 27, 2018, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to shareholders, and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about August 10, 2018. Our Annual Report on Form 10-K for the year ended December 31, 2017 (which does not form a part of the proxy solicitation materials) is being distributed and made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on July 30, 2018 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On July 30, 2018, 17,682,839 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.	“FOR ALL” in the election of all of the named nominees as directors;
2.	“FOR” the approval of the amendment to our 2015 Equity Incentive Plan (the “2015 Plan”) to increase the maximum number of shares of our Common Stock available for issuance under the plan by 400,000 shares, bringing the total shares reserved for issuance under the plan to 1,000,000 shares;
3.	“FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our Common Stock from 25,000,000 to 50,000,000;
4.	“FOR” the approval of the compensation of our executive officers;
5.	“FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2018; and
6.	In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by doing so in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available);
•	By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and
•	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1.	The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors.
2.	The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the amendment to our 2015 Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan by 400,000 shares, bringing the total shares reserved for issuance under the plan to 1,000,000 shares.
3.	The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our Common Stock from 25,000,000 to 50,000,000.
4.	The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the compensation of our executive officers.
5.	The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against the proposals (1) to approve the amendment to our 2015 Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan; (2) regarding the advisory vote on executive compensation, and (3) to ratify the appointment of EisnerAmper LLP, but broker non-votes will not be counted as votes against such proposals or as shares present or represented at the meeting for these proposals. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve an amendment to our Certificate of Incorporation, which increases the number of authorized shares of our Common Stock from 25,000,000 to 50,000,000.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Keith L. Brownlie, CPA, Gregg A. Lapointe, CPA, Mark E. Pearson, Robert J. Rubin, MD, and Jerome B. Zeldis, MD, PhD for election to the Board of Directors.

Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR ALL” in the election of directors, which would be a vote for the election of each of Dr. Schaber, Mr. Brownlie, Mr. Lapointe, Mr. Pearson, Dr. Rubin, and Dr. Zeldis as a director to serve until our next Annual Meeting of Stockholders or until his successor has been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

The table below contains information regarding the current members of the Board of Directors. The ages of individuals are provided as of July 30, 2018:

Name	Age	Position
Christopher J. Schaber, PhD	51	Chairman of the Board, Chief Executive Officer and President
Keith L. Brownlie, CPA	66	Director
Marco M. Brughera, DVM(1)	63	Director
Gregg A. Lapointe, CPA	59	Director
Mark E. Pearson	52	Director
Robert J. Rubin, MD	72	Director
Jerome B. Zeldis, MD, PhD	68	Director

____________

(1)	Dr. Brughera is not standing for re-election.

Christopher J. Schaber, PhD has over 28 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board on October 8, 2009. He also has served on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009 and the Alliance for Biosecurity since October 2014, and has been a member of the corporate councils of both the National Organization for Rare Diseases (“NORD”) and the American Society for Blood and Marrow Transplantation (“ASBMT”) since October 2009 and July 2009, respectively. Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School. Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as an executive senior officer with our Company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Keith L. Brownlie, CPA has been a director since June 2011. In June 2017, Mr. Brownlie began serving on the Board of Directors of Celldex Therapeutics, Inc., a publicly traded biotechnology company that is developing targeted therapeutics to address devastating diseases. He also serves on the Board of Directors of Rxi Pharmaceuticals Corporation, a publicly traded biotechnology company involved in the research and development of RNAi products for the diagnosis, prevention and treatment of human diseases, a position he has held since June 2012. From July 2013 until December 2014, Mr. Brownlie served on the Board of Directors of Cancer Genetics, Inc., a publicly traded, early stage diagnostics company. Mr. Brownlie served as a member of the Board of Directors of Epicept Corporation, a publicly traded, specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain, from April 2011 to August 2013 when Epicept Corporation merged with Immune Pharmaceuticals, Inc. From 1974 to 2010, Mr. Brownlie worked with the accounting firm of Ernst & Young LLP where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York metro area. Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey. Mr. Brownlie co-founded the New Jersey Entrepreneur of the Year Program and was Vice President and Trustee of the New Jersey Society of CPAs. In addition, he served as accounting advisor to the Board of the Biotechnology Council of New Jersey. Mr. Brownlie was selected to serve as a member of our Board of Directors because of his vast experience as an audit partner for numerous public companies and as a director of publicly traded specialty pharmaceutical and biotechnology companies.

Marco M. Brughera, DVM joined the Board of Directors in October 2013. He is the Global Head Rare Disease of the Leadiant Group, a position he has held since October 2012. Dr. Brughera serves as CEO on the Board of Directors of Leadiant Biosciences SpA and as director on the Board of Directors of Leadiant Biosciences Ltd., Leadiant Biosciences, Inc., and Fennec Pharmaceuticals, Inc. From December 2011 through January 2014, Dr. Brughera served on the Board of Directors of Gentium S.p.A., a publicly traded biopharmaceutical company. From January 2011 through October 2012, Dr. Brughera held several other positions with the Sigma-Tau Group, including Corporate Research and Development Managing Director of Sigma-Tau Industrie Farmaceutiche Riuntite S.p.A., President of Sigma-Tau Research Switzerland S.A. and board member of Sigma-Tau Pharmaceuticals, Inc. (now known as Leadiant Biosciences, Inc.), and of Sigma-Tau Rare Diseases S.A. and Sigma-Tau Pharma Ltd. From 2004 to 2010, Dr. Brughera served as the Vice President of Preclinical Development at Nerviano Medical Sciences S.r.l. (“NMS Group”), a pharmaceutical oncology-focused integrated discovery and development company. He also served as the Managing Director at Accelera, S.r.l., an independent contract research organization affiliated with the NMS Group. From 1999 to 2004, Dr. Brughera held several senior level positions in the areas of discovery and development toxicology with Pharmacia Corporation and Pfizer, Inc. Prior to 1999, he held various positions at Pharmacia& Upjohn Company, Inc., and Farmitalia Carlo Erba S.p.A., an Italian pharmaceutical company. Dr. Brughera earned his degree in veterinary medicine from the University of Milan and is a European Registered Toxicologist. Dr. Brughera was selected to serve as a member of our Board of Directors because of his background in the areas of drug discovery and development and his experience as an executive officer and a director in the pharmaceutical industry.

Gregg A. Lapointe, CPA, MBA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc. and serves on the Board of Directors of Rigel Pharmaceuticals, Inc. and Cytori Therapeutics, Inc. Mr. Lapointe has previously served on the Board of Directors of ImmunoCellular Therapeutics Ltd., Raptor Pharmaceuticals, Inc., SciClone Pharmaceuticals, Inc., the Pharmaceuticals Research and Manufacturers of America (PhRMA) and Questcor Pharmaceuticals, Inc and on the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc. (now known as Leadiant Biosciences, Inc.), a private biopharmaceutical company, from September 2001 through February 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May, 1996 to August 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse. Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his M.B.A. degree from Duke University. He is a C.P.A. in the state of Illinois. Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

Mark E. Pearson has been a director since July 20, 2018. In January 2017, Mr. Pearson founded and since inception has served as General Partner and CEO of Altamont Pharmaceutical Holdings, LLC, a privately-held investment company with over $100 million invested in more than 20 life science companies. In February 2008, Mr. Pearson co-founded and since inception has served as General Partner of Annex Ventures, a privately-held investment company providing financing and value-added services to individual entrepreneurs and start-up companies in the high-tech, biotechnology and medical device markets. Mr. Pearson also is the co-founder and vice-chairman of Drawbridge Realty, a real estate development and investment company which owns over 4.5 million square feet of commercial real estate leased to technology and life science companies predominantly in the western United States. Previously, Mr. Pearson was the co-founder and managing partner of CRESA Partners LLC, a 57-office national corporate real estate firm. Since February 2009, he has served on the Board of Trustees of The Scripps Research Institute. Mr. Pearson holds a Bachelor of Science degree in Economics from the University of San Francisco and a Master’s degree from the Stanford University Graduate School of Business. Mr. Pearson was selected to serve as a member of our Board of Directors because of his significant experience in the areas of corporate finance, business development and acquisitions and divestitures and his experience as an investor in the high-tech, biotechnology and medical device markets.

Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin has served on the Board of BioTelemetry, Inc. (formerly known as CardioNet, Inc.) since 2007. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College. Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

Jerome B. Zeldis, MD, PhD has been a director since June 2011. Dr. Zeldis is currently Chief Medical Officer and President of Clinical Research, Drug Safety and Regulatory of Sorrento Therapeutics, Inc. He is also Chief Medical Officer and Principal at Celularity, Inc. Previously, Dr. Zeldis was Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company. He was employed by Celegene from 1997 to 2016. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of Metastat, Inc., PTC Therapeutics Inc., BioSig Technologies, Inc., the Castleman’s Disease Organization and Alliqua, Inc. He has previously served on the boards of the NJ Chapter of the Arthritis Foundation and PTC Therapeutics, Inc. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010). Dr. Zeldis received a BA and an MS from Brown University, and an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Board Leadership Structure

Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our Company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our Company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.

Messrs. Brownlie, Lapointe and Pearson, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, and Marco M. Brughera, DVM, who is not standing for re-election, are independent and the Board of Directors believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and the Board of Directors may determine that it is more appropriate to separate the roles in the future.

Director Independence

The Board of Directors has determined that Messrs. Brownlie, Lapointe and Pearson, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, and Dr. Brughera, who is not standing for re-election, are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). Our Board of Directors based this determination primarily on a review of the responses of the Directors to questionnaires regarding their employment, affiliations and family and other relationships.

Corporate Governance

Pursuant to our Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors held four meetings in 2017, and each current director who served as a director during 2017, attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the Annual Meeting in person.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the “Investors” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Committees of the Board of Directors

Our Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. Our Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors” section.

Audit Committee

Our Board of Directors has an Audit Committee, which is comprised of Mr. Brownlie (Chair), Mr. Lapointe and Dr. Rubin. The Audit Committee assists our Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accounting firm. Its primary duties are to serve as an independent and objective party to monitor the financial reporting process and internal control system, to review and appraise the audit effort of the independent registered public accounting firm and to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and our Board of Directors. Our Board of Directors has determined that Mr. Brownlie, Mr. Lapointe and Dr. Rubin are “independent” directors, within the meaning of applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. Our Board of Directors has also determined that the members of the Audit Committee are qualified to serve on the committee and have the experience and knowledge to perform the duties required of the committee and that Mr. Brownlie qualifies as an “audit committee financial expert” as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2017.

Compensation Committee

Our Board of Directors has a Compensation Committee, which is comprised of Dr. Rubin (Chair), Dr. Brughera and Dr. Zeldis. The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, setting salary, making grants of annual incentive compensation and approving certain employment agreements. Our Board of Directors has determined that Dr. Brughera, Dr. Rubin and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder. The Compensation Committee met one time during the fiscal year ended December 31, 2017.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee (“Nominating Committee”), which is comprised of Dr. Zeldis (Chair), Mr. Brownlie and Mr. Lapointe. The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of our Board of Directors, establishes procedures for the nomination process, identifies and recommends candidates for election to our Board of Directors. Our Board of Directors has determined that Dr. Zeldis, Mr. Brownlie and Mr. Lapointe are “independent” directors, as such term is defined by the applicable Nasdaq listing standards. The Nominating Committee met one time during the fiscal year ended December 31, 2017.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Directors matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for nomination, the Nominating Committee also takes into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a candidate for election at an Annual Meeting of Stockholders must otherwise comply with our Bylaws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.

Diversity Considerations in Identifying Director Nominees

We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee submits the following report for the year ended December 31, 2017:

The Audit Committee has reviewed and discussed with both management and the independent registered public accounting firm the audited consolidated financial statements as of and for the year ended December 31, 2017. The Audit Committee’s review included discussion with the auditors of matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the United States Securities and Exchange Commission (the “SEC”).

Submitted by the Audit Committee,

/s/ Keith L. Brownlie (Chair of Audit Committee)
/s/ Gregg A. Lapointe
/s/ Robert J. Rubin

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet with management responsible for such area, including our Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating Committee manages risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The full Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR ALL” in the election of directors.

____________

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Soligenix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

AMENDMENT TO 2015 PLAN

General

In 2015, the Board of Directors and stockholders adopted the 2015 Plan. The 2015 Plan constitutes a key element of our total compensation program. This plan is designed to advance our interests by providing for the grant of stock-based and other incentive awards to our employees and key non-employees.

Purpose

As a result of prior grants of stock options under the 2015 Plan, 34,969 shares of Common Stock remained available for grant under the 2015 Plan as of July 30, 2018. The Board has unanimously adopted resolutions setting forth the proposed amendment to the 2015 Plan, declaring its advisability and directing that the proposed amendment be submitted to stockholders for their approval. If adopted by the stockholders, the amendment will become immediately effective, which we currently expect will occur on or about September 27, 2018. If approved, the total number of shares available for potential grant under the 2015 Plan will be increased by 400,000 shares, and the aggregate number of shares will increase from 600,000 to 1,000,000. As stock options are a critical component to making our employee’s compensation competitive with industry standards, maintaining an adequate number of stock options in the plan is essential to attracting and retaining a skilled employee base during late-stage clinical development, where multiple development milestones that have the potential to be transformational to the Company could potentially occur before the next annual meeting of stockholders. Given such possible events, the limited number of stock options currently available under the 2015 Plan has the potential to put the company at a disadvantage, if successful in achieving key milestones.

Summary of the 2015 Plan

The following summary of the material features of the 2015 Plan is qualified in its entirety by the full text of the 2015 Plan that appears as Annex A to this proxy statement, as proposed to be amended. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. This summary includes the proposed increase in the number of shares of Common Stock available for the grant under the 2015 Plan.

The 2015 Plan became effective on June 18, 2015 and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board of Director’s adoption of the plan. The 2015 Plan is administered by the Compensation Committee of the Board of Directors.

The 2015 Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Compensation Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Number of Shares

A maximum of 1,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2015 Plan, assuming the proposed increase in the number of shares of Common Stock available for grant under the 2015 Plan is approved. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 600,000, as increased from time to time pursuant to annual increases. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 60,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 60,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, the Compensation Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Compensation Committee may also make similar adjustments in response to any other event, as the Compensation Committee deems appropriate, to avoid distortion in the operation of the 2015 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.

The share limitations described above are in addition to the limitation on the number of shares available for awards under the 2015 Plan.

The maximum number of shares that may be issued under the proposed amendment to the 2015 Plan represents approximately 5.7% of the total number of shares of Common Stock outstanding on July 30, 2018. Approximately 198,480 shares in the aggregate remain issuable in connection with outstanding awards under our 2005 Equity Incentive Plan. The total number of shares issuable under the 2005 Equity Incentive Plan, combined with the 1,000,000 shares issuable under the proposed amendment to the 2015 Plan, represent approximately 5.7% of our outstanding shares on July 30, 2018.

Administration of 2015 Plan

The 2015 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee. Members of the Compensation Committee are required to satisfy applicable requirements for independence. The Compensation Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Compensation Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2015 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee’s determinations are conclusive and bind all parties.

Eligibility

Participation in the 2015 Plan is limited to our employees and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success).

Stock Options

Each stock option awarded under the 2015 Plan will be a NSO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the 2015 Plan will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2015 Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Compensation Committee specifies. Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Code shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.

Our Board of Directors and officers hold stock options to purchase an aggregate of up to 549,469 shares of Common Stock at a weighted average exercise price of $6.94 per share. The total number of shares issuable upon exercise of these outstanding stock options represents approximately 3.1% of the total number of shares of Common Stock outstanding on July 30, 2018.

Restricted Stock Awards; Unrestricted Stock; Deferred Stock

The 2015 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2015 Plan also provides for awards of unrestricted stock, but no more than 2,700 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value. The 2015 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.

Performance Awards

Any award under the 2015 Plan may be made subject to the satisfaction of performance criteria specified by the Compensation Committee. In the case of performance awards intended to qualify for exemption under Section 162(m)

of the Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Compensation Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met. Notwithstanding the foregoing, to the extent that any award under the 2015 Plan may be subject to Section 409A of the Code and subject to the satisfaction of performance criteria specified by the Compensation Committee, such performance parameters shall specifically comply with Section 409A of the Code in addition to such criteria necessary to qualify for exemption under Section 162(m) of the Code.

Termination of Affiliation with Company: Effect on Stock Options

Except as otherwise determined by the Compensation Committee, if a participant in the 2015 Plan dies, any ISO or NSO granted at fair market value owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Compensation Committee, if a participant’s affiliation with the Company ends because of the participant’s total and permanent disability, then any ISOs and NSOs granted at fair market value held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options. Finally, and except as otherwise determined by the Compensation Committee, if a participant’s employment (or other applicable affiliation with us) terminates for any reason other than death or disability, ISOs and NSOs granted at fair market value that were exercisable at the time the participant ceased to be affiliated with us will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Compensation Committee may elect to terminate any options immediately. In all cases, ISOs and NSOs granted at fair market value that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted at less than fair market value, the treatment of the option upon a termination of affiliation with us shall be set forth in the Individual Stock Option Agreement as determined by the Compensation Committee.

Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock

Upon a termination of affiliation with us, as set forth in more particularity in the Individual Restricted and/or Deferred Stock Award Agreement and as determined by the Compensation Committee, any share of Common Stock subject to a continuing restriction may be repurchased by us. Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with us will be forfeited upon termination of affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Compensation Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Compensation Committee may, under such circumstances, provide for replacement awards for certain participants. Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of Section 409A of the Code as set forth in more particularity in the Individual Option or Stock Award Agreement.

Amendment of 2015 Plan

The Compensation Committee may amend the 2015 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2015 Plan as to any future grants of awards. The Compensation Committee may not, without the approval of our stockholders, effectuate a change to the 2015 Plan (i) for which stockholder approval is required in order for the 2015 Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2015 Plan, or change the class of persons or entities that qualify as participants under the 2015 Plan. Specifically, and in addition to the foregoing, the 2015 Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences under the Code of the issuance and receipt of options under the 2015 Plan.

Incentive Stock Options

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to us) generally equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is generally treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is generally treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-statutory Options

In general, in the case of a NSO granted at fair market value, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction. The ordinary income recognized on exercise shall be subject to applicable withholding and employment taxes.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

In general, in the case of a NSO granted at less than fair market value, the optionee will have taxable income at the time that the option is no longer subject to a substantial risk of forfeiture (and subject to applicable withholding and employment taxes), which is generally upon vesting. The optionee generally will recognize additional ordinary income on exercise equal to the amount the fair market value of the underlying stock increases, if any, from the date the substantial risk of forfeiture lapses to the date of exercise. Such ordinary income will be subject to applicable withholding and employment taxes. NSOs granted at less than fair market value are subject to the requirements of Section 409A of the Code and, as such, the Individual Stock Option Agreement will contain such terms and conditions as are required under said Section 409A including without limitation provisions applicable to the vesting and exercise of such NSOs.

The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the 2015 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises a NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to us. In the case of a participant who exercises an ISO for Restricted Stock, the determination of “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of a NSO. For federal income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above. It is unclear how an earlier disposition of the shares would affect the measurement of a participant’s ordinary income in the case of an ISO exercised for Restricted Stock.

Specific provisions regarding the impact of a change in control of the Company on any award granted under the 2015 Plan will, to the extent necessary, comply with the requirements of Section 409A of the Code and as set forth in more particularity in the Individual Option and/or Stock Award Agreement.

The Code also limits to $1 million the deduction we may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the 2015 Plan are intended to qualify for this exemption.

Stock Awards

Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates and subject to applicable withholdings and employment taxes. We generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred Stock issued pursuant to an Award may also be subject to special rules. In addition, any award issued pursuant to the 2015 Plan, except ISOs and NSOs granted at fair market value, may be subject to the requirements of Section 409A of the Code and accordingly, subject to special rules.

Statutory Requirements and the Subsequent Amendment

The 2015 Plan and the grant of any award thereunder is intended, to the extent applicable, to constitute good faith compliance with the requirements of the American Jobs Creation Act, specifically with respect to the definition of deferred compensation and the provisions of Section 409A of the Code. To the extent required by guidance to be issued subsequent to this filing, whether statutory or regulatory, the Company will make such amendments and/or modifications as are necessary to maintain compliance with the provisions and requirements of said Section 409A.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2015 Plan.

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PROPOSAL 3

AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

General

Our Certificate of Incorporation currently provides for 25,000,000 shares of authorized Common Stock. Our Board of Directors has adopted a resolution to amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 50,000,000, subject to stockholder approval of the amendment. No changes will be made to the number of authorized shares of our preferred stock.

The proposed amendment to our Certificate of Incorporation will be effected by amending the introductory paragraphs of Article IV thereof to read in full as follows:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is fifty million three hundred fifty thousand (50,350,000) shares, of which (a) fifty million (50,000,000) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:”

A copy of the proposed amendment to our Certificate of Incorporation is set forth in Annex B attached hereto.

Purpose of Amendment

Our Board of Directors believes that the proposed increase in the number of shares available for issuance under our Certificate of Incorporation is required to continue to operate our business efficiently. When practical, we may attempt to fund our late-stage clinical trials and other business development activities through the issuance of shares, which we believe may be less dilutive to stockholders than funding these activities from the proceeds of typical equity financings. Currently, the Company is limited to 249,663 shares of Common Stock available, the details from which this number is derived are provided below.

As of July 30, 2018, we had 17,682,839 shares of Common Stock outstanding. In addition, as of such date, 6,304,143 shares were reserved for issuance upon exercise of outstanding warrants and 763,355 shares were reserved for issuance upon exercise of presently outstanding options under our 2005 Equity Incentive Plan and options granted under our 2015 Plan. Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 249,663 shares remaining available for other purposes. We also have 34,969 shares available for future option grants under the 2015 Plan and zero shares available for future option grants under the 2005 Equity Incentive Plan.

The proposed increase in the number of shares available for issuance under our Certificate of Incorporation is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) the achievement of clinical development milestones under license or purchase agreements, (2) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, similar to the partnership established with SciClone Pharmaceuticals, Inc., and (3) capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.

Further, on September 3, 2014, we entered into an asset purchase agreement with Hy Biopharma, Inc. (“Hy Biopharma”), pursuant to which we purchased certain assets, properties and rights related to the development of Hy Biopharma’s synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (“CTCL”), which we refer to as SGX301, from Hy Biopharma. Pursuant to the purchase agreement, we are required to issue up an aggregate of $10 million worth of Common Stock (subject to a cap equal to 19.99% of issued and outstanding Common Stock) upon attainment of specified milestones. The number of shares that we may issue under the purchase agreement will fluctuate based on the market price of our common stock.

The next milestone payment will be payable if the pivotal Phase 3 clinical trial of SGX301 is successful in demonstrating efficacy and safety in the CTCL patient population. We are actively enrolling patients in our pivotal Phase 3 study in CTCL with SGX301 with interim results anticipated around October 2018 and final topline results targeted for the first half of 2019. If we do not have a sufficient number of shares to satisfy our obligations under the purchase agreement, we will be in breach of the agreement and may be found liable for damage (including damages in excess of the value of the shares we are obligated to issue).

The need to increase the authorized is primarily driven by (a) our obligations under the purchase agreement with Hy Biopharma and (b) our desire to have sufficient shares available for possible merger and acquisition activities, and other corporate development objectives that may occur over the coming years. However, other than the potential issuances to Hy Biopharma, we have no present plans to engage in such activities.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares of Common Stock could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote to approve, on an advisory (non-binding) basis, the compensation of their named executive officers as disclosed in their proxy statements in accordance with the SEC’s rules.

As described under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals. Please read the “Executive Compensation” section beginning on page 22 for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Chief Executive Officer and each of the three other most highly compensated executive officers during 2017 (collectively, the “Named Executive Officers”).

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to stockholders.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the executive compensation as described in this Proxy Statement.

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PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed EisnerAmper LLP, independent registered public accounting firm, as auditors of our financial statements for the year ending December 31, 2018, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table highlights the aggregate fees billed by EisnerAmper LLP during each of the two years ended December 31, 2017.

	2017	2016
Audit Fees	$194,975	$237,563
Audit-Related Fees	—	—
Tax Fees	9,660	9,660
All Other	—	—
Total	$204,635	$247,223

Audit Fees

This category includes the fees for the examination of our consolidated financial statements, review of our Annual Report on Form 10-K and the quarterly reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, the issuance of comfort letters, provision of consents and review of other documents filed with the SEC.

Audit-Related Fees

Our principal accountants did not bill us for any audit-related services during either of the two years ended December 31, 2017.

Tax Fees

This category relates to professional services for tax compliance, tax advice, and tax planning.

Other Fees

This category relates to professional fees for an Internet technology security assessment project that commenced during the year ended December 31, 2014.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2018.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of July 30, 2018, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**	Percent of Class
Altamont Pharmaceutical Holdings, LLC(1)	2,330,000	13.18%
ACT Capital Management, LLLP(2)	1,499,000	8.48%
Christopher J. Schaber(3)	189,940	1.06%
Keith L. Brownlie(4)	29,174	*
Marco M. Brughera(5)	26,512	*
Gregg A. Lapointe(6)	32,805	*
Mark E. Pearson(1)	2,331,500	13.18%
Robert J. Rubin(7)	35,890	*
Jerome B. Zeldis(8)	30,257	*
Richard Straube(9)	47,694	*
Oreola Donini(10)	41,256	*
Karen Krumeich(11)	35,989	*
All directors and executive officers as a group (10 persons)	2,801,017	15.47%

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(1)	Beneficial ownership for Mark E. Pearson and Altamont Pharmaceutical Holdings, LLC (“Altamont Pharmaceutical”), a company for which Mr. Pearson serves as general partner and chief executive officer, includes 2,330,000 shares of Common Stock purchased on July 2, 2018 in our registered direct offering, but does not include a warrant to purchase up to 932,000 shares of Common Stock held by Altamont Pharmaceutical. While the warrant currently is exercisable, it is subject to a blocker provision that prevents the holder from exercising the warrant if such holder would beneficially own in excess of 4.99% of the Common Stock following such exercise. Beneficial ownership for Mr. Pearson also includes an option to purchase 1,500 shares of Common Stock exercisable within 60 days of July 30, 2018. As general partner and chief executive officer of Altamont Pharmaceutical, Mr. Pearson exercises voting and dispositive control over the securities beneficially owned by Altamont Pharmaceutical, and therefore may be deemed to be the beneficial owner thereof; however, Mr. Pearson disclaims beneficial ownership of the securities beneficially owned by Altamont Pharmaceutical except to the extent of his pecuniary interest therein. The address of Altamont Pharmaceutical is 3031 Tisch Way, Suite 505, San Jose, CA 95128 and of Mr. Pearson is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(2)	On July 30, 2018, ACT Capital Management, LLLP, on behalf of itself and Amir L. Ecker and Carol G. Frankenfield, filed Amendment No. 2 to Schedule 13G with the SEC (as amended, the “Schedule 13G”). The Schedule 13G states that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and that investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. The Schedule 13G indicates that (a) ACT Capital Management, LLLP has sole voting and dispositive power with respect to 377,500 shares and shared dispositive power with respect to 1,499,000 shares; (b) Amir L. Ecker has sole voting power with respect to 722,500 shares, shared voting power with respect to 490,000 shares and shared dispositive power with respect 1,499,000 shares and (c) Carol G. Frankenfield has sole voting power with respect to 37,500 shares, shared voting power with respect to 377,500 shares and shared dispositive power with respect 1,499,000 shares. The address of the principal business office of ACT Capital Management, LLLP, Amir L. Ecker and Carol G. Frankenfield is 100 W. Lancaster Ave., Suite 110, Wayne, PA 19087.
(3)	Includes 25,095 shares of Common Stock owned by Dr. Schaber, options to purchase 144,594 shares of Common Stock exercisable within 60 days of July 30, 2018 and warrants to purchase up to 20,251 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(4)	Includes 5,000 shares of Common Stock and options to purchase 24,174 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Mr. Brownlie is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(5)	Includes 2,750 shares of Common Stock, options to purchase 21,262 shares of Common Stock exercisable within 60 days of July 30, 2018, and warrants to purchase up to 2,500 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Brughera is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. Dr. Brughera is not standing for re-election as a director.
(6)	Includes 7,379 shares of Common Stock and options to purchase 25,425 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(7)	Includes 4,385 shares of Common Stock, options to purchase 27,549 shares of Common Stock exercisable within 60 days of July 30, 2018, and warrants to purchase up to 3,956 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(8)	Includes 6,917 shares of Common Stock and options to purchase 23,340 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(9)	Includes 47,694 options to purchase shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(10)	Includes options to purchase 41,256 shares of Common Stock owned by Dr. Donini exercisable within 60 days of July 30, 2018. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(11)	Includes 1,300 shares of Common Stock and options to purchase 34,689 shares of Common Stock owned by Ms. Krumeich exercisable within 60 days of July 30, 2018. The address of Ms. Krumeich is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
*	Indicates less than 1%.
**	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 30, 2018 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 17,682,839 shares of Common Stock outstanding as of July 30, 2018.

Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. In September 2013, our stockholders approved an amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan by 125,000 shares, bringing the total shares reserved for issuance under the plan to 300,000 shares. In April 2015, our Board of Directors approved the 2015 Plan, which was approved by stockholders on June 18, 2015. In June 2017, our stockholders approved an amendment to the 2015 Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan, bringing the total shares available for issuance under the plan to 600,000 shares. The following table provides information, as of December 31, 2017 with respect to options outstanding under our 2005 Equity Incentive Plan and our 2015 Plan. All share numbers in this paragraph and in the following table have been adjusted for the one-for-ten reverse stock split effective October 7, 2016.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	785,655	$7.15	13,969
Equity compensation plans not approved by security holders	—	—	—
Total	785,655	$7.15	13,969

____________

(1)	Includes our 2005 Equity Incentive Plan and our Plan. Our 2005 Plan expired in 2015 and thus no securities remain available for future issuance under that plan.

EXECUTIVE OFFICERS

The table below contains information regarding our executive officers. The ages of individuals are provided as of July 30, 2018:

Name	Age	Position
Christopher J. Schaber, PhD(1)	51	Chairman of the Board, Chief Executive Officer and President
Oreola Donini, PhD	46	Chief Scientific Officer and Senior Vice President
Karen Krumeich	64	Chief Financial Officer, Senior Vice President and Corporate Secretary
Richard Straube, MD	66	Chief Medical Officer and Senior Vice President

____________

(1)	For biographical information regarding Dr. Schaber, see “Proposal 1 — Election of Directors.”

Oreola Donini, PhD has been with our company since August 15, 2013 and is currently our Chief Scientific Officer and Senior Vice President, a position she has held since December 5, 2014. Dr. Donini served as our Vice President of Preclinical Research and Development from August 15, 2013 until December 4, 2014. She has more than 15 years’ experience in drug discovery and preclinical development with start-up biotechnology companies. From 2012 to 2013, Dr. Donini worked with ESSA Pharma Inc. as Vice President Research and Development. From 2004 to 2013, Dr. Donini worked with Inimex Pharmaceuticals Inc., (“Inimex”), lastly as Senior Director of Preclinical R&D from 2007 – 2013. Prior to joining Inimex, she worked with Kinetek Pharmaceuticals Inc., developing therapies for infectious disease, cancer and cancer supportive care. Dr. Donini is a co-inventor and leader of the Company’s SGX94 innate defense regulator technology, developed by Inimex and subsequently acquired by the Company. She was responsible for overseeing the manufacturing and preclinical testing of SGX94, which demonstrated efficacy in combating bacterial infections and mitigating the effects of tissue damage due to trauma, infection, radiation and/or chemotherapy treatment. These preclinical studies resulted in a successful Phase 1 clinical study and clearance of Phase 2 protocols for oral mucositis in head and neck cancer and acute bacterial skin and skin structure infections. While with ESSA Pharma Inc. as the Vice President of Research and Development, Dr. Donini led the preclinical testing of a novel N-terminal domain inhibitor of the androgen receptor for the treatment of prostate cancer. While with Kinetek Pharmaceuticals Inc., her work related to the discovery of novel kinase and phosphatase inhibitors for the treatment of cancer. Dr. Donini received her PhD from Queen’s University in Kinston, Ontario, Canada and completed her post-doctoral work at the University of California, San Francisco. Her research has spanned drug discovery, preclinical development, manufacturing and clinical development in infectious disease, cancer and cancer supportive care.

Karen Krumeich has been with our company since June 2016 and is currently our Senior Vice President and Chief Financial Officer. Ms. Krumeich has served as Chief Financial Officer and Vice President of Finance for public and private emerging-growth, start-up and national companies in various sectors of healthcare, including pharmaceuticals, medical devices and healthcare service companies. She has expertise in equity financings, both private and public, Sarbanes-Oxley compliance, acquisitions and integrations, strategic business development and operations analysis. Most recently Ms. Krumeich was the Vice President of Finance for Cerecor Inc., a clinical stage neuroscience company. At Cerecor she was involved in the company’s equity financings and was responsible for all finance and administrative functions. Prior to joining Cerecor she was a CFO Partner with Tatum, LLC, a national consulting firm, and a member of the firm’s National Healthcare Group. As a Partner with Tatum, she served as Interim Chief Financial Officer for drug development and medical device companies. Prior to joining Tatum in 2006, she was the Vice President of Finance and Chief Financial Officer of Strata Skin Sciences, Inc. (formerly Mela Sciences, Inc.), a publicly traded development-stage medical device company. At Mela Sciences, she played a key role in the company’s initial public offering and was responsible for all functional areas of finance and accounting, administration, and investor relations. As Vice President of Finance of Gran Care Pharmacy, Inc., she was responsible for the financial leadership of the pharmacy division and directed an aggressive acquisition program. Ms. Krumeich began her career with a B.S. in Pharmacy from the University of Toledo, subsequently completed an accounting major and transitioned into finance after completing the CPA exam.

Richard Straube, MD has been with our company since January 2014 and is currently our Senior Vice President and Chief Medical Officer. Dr. Straube is a board-certified pediatrician with 35 years’ experience in both academia and industry, including clinical research experience in host-response modulation. From 2009 until joining our company, he was Chief Medical Officer of Stealth Peptides Incorporated, a privately-held, clinical stage, biopharmaceutical company. Prior to joining the Company, Dr. Straube served from 1988 to 1993 in various capacities, including most recently as Senior Director, Infectious Diseases and Immunology, Clinical Research, for Centocor, Inc., a privately-held biopharmaceutical company focused on developing monoclonal antibody-based diagnostics. While at Centocor, Inc., Dr. Straube was responsible for the initial anti-cytokine and anti-endotoxin programs targeted at ameliorating inappropriate host responses to infectious and immunologic challenges. Programs that he managed at Centocor, Inc. include assessments of immunomodulation using monoclonal removal of inciting molecular triggers, removal of internal immune-messengers, augmentation of normal host defenses, and maintenance of normal sub-cellular function in the face of injury. From 1993 to 1995, Dr. Straube was Director of Medical Affairs at T-cell Sciences, Inc., a privately-held biotechnology company. From 1995 to 1997, he was Director of Clinical Investigations of the Pharmaceutical Products Division of Ohmeda Corp., a privately-held biopharmaceutical company. He served from 1998 to 2007 as Executive Vice President of Research and Development and Chief Scientific Officer at INO Therapeutics LLC, a privately-held biotherapeutics company, where he was responsible for the clinical trials and subsequent approval of inhaled nitric oxide for the treatment of persistent pulmonary hypertension of the newborn. From 2007 to 2009, Dr. Straube was the Chief Medical Officer at Critical Biologics Corporation, a privately-held biotechnology company. Dr. Straube received his medical degree and residency training at the University of Chicago, completed a joint adult and pediatrician infectious diseases fellowship at the University of California, San Diego (“UCSD”), and as a Milbank Scholar completed training in clinical trial design at the London School of Hygiene and Tropical Medicine. While on the faculty at the UCSD Medical Center, his research focused on interventional studies for serious viral infections.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table contains information concerning the compensation paid during each of the two years ended December 31, 2017 to our Chief Executive Officer and each of the three other most highly compensated executive officers during 2017.

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber(1)	CEO &	2017	$443,668	$106,480	$294,300	$44,529	$888,977
	President	2016	$434,969	$121,792		$41,511	$598,272

Oreola Donini(2)	CSO &	2017	$220,000	$44,933	$123,750	$4,627	$393,310
	Senior VP	2016	$202,400	$35,880		$4,657	$242,937

Karen Krumeich(3)	CFO &	2017	$226,440	$44,835	$123,750	$15,184	$410,209
	Senior VP	2016	$120,250	$23,976	$74,000	$7,849	$226,075

Richard C. Straube(4)	CMO &	2017	$323,060	$56,213	$123,750	$29,560	$532,583
	Senior VP	2016	$316,725	$68,413		$27,919	$413,057

____________

(1)	Dr. Schaber deferred the payment of his 2017 bonus of $106,480 until January 15, 2018. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.
(2)	Dr. Donini deferred the payment of her 2017 bonus of $44,933 until January 15, 2018. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.
(3)	Ms. Krumeich deferred the payment of her 2017 bonus of $44,835 until January 15, 2018. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.
(4)	Dr. Straube deferred the payment of his 2017 bonus of $56,213 until January 15, 2018. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

Employment and Severance Agreements

In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. Dr. Schaber’s employment agreement automatically renews every three years, unless otherwise terminated, and was automatically renewed in December 2007, December 2010, December 2013 and December 2016 for an additional term of three years. We agreed to issue him options to purchase 12,500 shares of our Common Stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of $300,000 and bonus of $100,000) remained unchanged from 2006 with the 2007 renewal. Upon a change in control of the Company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family.

In February 2007, our Board of Directors authorized the issuance of 5,000 shares to Dr. Schaber immediately prior to the completion of a transaction, or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from the Company and/or our stockholders to a third party. The amended agreement with Dr. Schaber includes our obligation to issue such shares to him if such event occurs.

On June 22, 2011, the Compensation Committee eliminated his fixed minimum annual bonus payable and revised it to an annual targeted bonus of 40% of his annual base salary. On December 10, 2015, the Compensation Committee approved an increase in salary for Dr. Schaber to $434,969. On December 14, 2016, the Compensation Committee approved an increase in salary for Dr. Schaber to $443,668. On December 7, 2017, the Compensation Committee approved an increase in salary for Dr. Schaber to $452,541.

In July 2013, we entered into a one-year employment agreement with Oreola Donini, PhD, our Chief Scientific Officer and Senior Vice President Preclinical Research & Development. Pursuant to the agreement, we have agreed to pay Dr. Donini $170,000 (CAD) per year and a targeted annual bonus of 20% of base salary. We also agreed to issue her options to purchase 40,000 shares of our Common Stock with one-quarter immediately vesting and the remainder vesting over three years. Dr. Donini’s employment agreement automatically renews each year, unless otherwise terminated, and has automatically renewed each year since execution. Upon termination without “Just Cause”, as defined in Dr. Donini’s employment agreement, we would pay Dr. Donini three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. In December 2014, Dr. Donini was named Chief Scientific Officer and Senior Vice President. On December 10, 2015, the Compensation Committee approved an increase in salary for Dr. Donini to $202,400. On December 14, 2016, the Compensation Committee approved an increase in salary for Dr. Donini to $220,000. On December 7, 2017, the Compensation Committee approved an increase in salary for Dr. Donini to $230,000.

On June 16, 2016, we entered into a one-year employment agreement with Karen Krumeich, our Chief Financial Officer and Senior Vice President. Pursuant to the agreement, we have agreed to pay Ms. Krumeich $222,000 per year and a targeted annual bonus of 30% of base salary. We also agreed to issue her options to purchase 10,000 shares of our Common Stock with one-quarter immediately vesting and the remainder vesting over three years. Ms. Krumeich’s employment agreement automatically renews each year, unless otherwise terminated. Upon termination without “Just Cause”, as defined in Ms. Krumeich’s employment agreement, we would pay Ms. Krumeich three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 14, 2016, the Compensation Committee approved an increase in salary for Ms. Krumeich to $226,440. On December 7, 2017, the Compensation Committee approved an increase in salary for Ms. Krumeich to $230,969.

In December 2014, we entered into a one-year employment agreement with Richard C. Straube, MD, our Chief Medical Officer and Senior Vice President. Pursuant to the agreement, we have agreed to pay Dr. Straube $300,000 per year and a targeted annual bonus of 30% of base salary. We also agreed to issue him options to purchase 10,000 shares of our Common Stock with one-third immediately vesting and the remainder vesting over three years. Dr. Straube’s employment agreement automatically renews each year, unless otherwise terminated, and has automatically renewed each year since execution. Upon termination without “Just Cause”, as defined in Dr. Straube’s employment agreement, we would pay Dr. Straube three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 10, 2015, the Compensation Committee approved an increase in salary for Dr. Straube to $316,725. On December 14, 2016, the Compensation Committee approved an increase in salary for Dr. Straube to $323,060. On December 7, 2017, the Compensation Committee approved an increase in salary for Dr. Straube to $329,521.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2017, as adjusted for the reverse stock split of one-for-ten effective October 7, 2016. We have never issued Stock Appreciation Rights.

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Christopher J. Schaber	14,000	—	—	$12.00	12/17/2018
	11,000	—	—	$46.40	6/30/2020
	11,219	—	—	$6.40	11/30/2021
	13,000	—	—	$6.80	12/04/2022
	10,000	—	—	$20.10	12/04/2023
	10,000	—	—	$15.00	12/04/2024
	10,500	3,500	3,500	$11.30	12/30/2025
	21,875	28,125	28,125	$2.67	3/30/2027
	20,000	60,000	60,000	$2.01	12/6/2027

Oreola Donini	4,000	—		$15.60	8/14/2023
	2,000	—		$20.10	12/4/2023
	3,000	—		$15.00	12/4/2024
	7,000	1,746	1,746	$11.30	12/30/2025
	20,000	11,250	11,250	$2.67	3/30/2027
	35,000	26,250	26,250	$2.01	12/6/2027

Richard C. Straube	10,000	—	—	$20.10	1/06/2024
	5,000	—	—	$15.00	12/04/2024
	5,254	1,746	1,746	$11.30	12/30/2025
	8,750	11,250	11,250	$2.67	3/30/2027
	8,750	26,250	26,250	$2.01	12/6/2027

Karen Krumeich	6,250	3,750	3,750	$7.40	6/15/2026
	8,750	11,250	11,250	$2.67	3/30/2027
	8,750	26,250	26,250	$2.01	12/6/2027

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Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2017.

Name	Fees Earned Paid in Cash(1)	Option Awards(2)	Total
Keith L. Brownlie	$55,000	$30,000	$85,000
Marco M. Brughera(3)	$40,000	$30,000	$70,000
Gregg A. Lapointe	$47,500	$30,000	$77,500
Mark E. Pearson(4)	$—	$—	$—
Robert J. Rubin	$52,500	$30,000	$82,500
Jerome B. Zeldis	$50,000	$30,000	$80,000

____________

(1)	Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairmen of our Compensation and Nominating Committees will be paid $10,000 annually, on a prorated basis. Additionally, Audit Committee members are paid $7,500 annually and Compensation and Nominating Committee members are paid $5,000 annually. This compensation is paid quarterly.
(2)	We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 1,500 shares of Common Stock. Upon re-election to the Board, each Board member will receive stock options with a value of $30,000, calculated using the closing price of the Common Stock on the trading day prior to the date of the annual meeting of the Company’s stockholders, which vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.
(3)	Dr. Brughera is not standing for re-election as a director.
(4)	Mr. Pearson joined the Board of Directors on July 20, 2018, and therefore did not receive any compensation during the fiscal year ended December 31, 2017.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of Dr. Rubin, Dr. Brughera and Dr. Zeldis. After the Annual Meeting, the Compensation Committee will be comprised of Dr. Rubin (Chair), Mr. Pearson and Dr. Zeldis. The Board of Directors has determined that Dr. Brughera, Mr. Pearson, Dr. Rubin and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Exchange Act and the rules and regulations thereunder.

The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

•	executive compensation and benefits programs;
•	executive employment agreements; and
•	our equity incentive plans.

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs:

•	are competitive with other growing companies of similar size and business;
•	are effective in driving performance to achieve financial goals and create stockholder value;
•	are cost-efficient and fair to employees, management and stockholders; and
•	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in employment contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit.

Non-executive employees are granted stock options from time to time under our equity incentive plans, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

Stock Ownership Policy

In April 2012, our Board of Directors adopted a stock ownership policy applicable to our non-employee directors to strengthen the link between director and stockholder interests. Pursuant to the stock ownership policy, each non-employee director is required to hold a minimum ownership position in the Common Stock equal to the annual cash compensation paid for service on the Board of Directors, exclusive of cash compensation paid for service as a chair or member of any committees of the Board of Directors.

Stock counted toward the ownership requirement includes Common Stock held by the director, unvested and vested restricted stock, and all shares of Common Stock beneficially owned by the director held in a trust and by a spouse and/or minor children of the director. The policy provides that the ownership requirement must be attained within three years after the later of June 21, 2012 and the date a director is first elected or appointed to the Board of Directors. To monitor progress toward meeting the requirement, the Nominating Committee will review director ownership levels at the end of March of each year. Non-employee directors are prohibited from selling any shares of Common Stock unless such director is in compliance with the stock ownership policy. A copy of our director compensation and stock ownership policy is publicly available on our website at www.soligenix.com under the “Investors” section.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the year ended December 31, 2017, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.

Transactions with Related Persons

Our Audit Committee is responsible for the review, approval and ratification of related party transactions. The Audit Committee reviews these transactions under our Code of Ethics, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.

We are party to a common stock purchase agreement with Leadiant, a corporation of which Paolo Cavazza, who at one point since January 1, 2017 beneficially owned 5% or more of the shares of our outstanding Common Stock but who beneficially owns less than 5% of our outstanding Common Stock as of July 30, 2018. The agreement provided that Leadiant had the right to require that we register its shares under the Securities Act for sale to the public, on not more than one occasion during any twelve-month rolling period, and not more than two occasions in the aggregate. In addition, Leadiant had piggyback registration rights, which means that they had the right to include their shares in any registration that we effect under the Securities Act, subject to specified exceptions. In August 2017, Leadiant irrevocably waived all of the registration rights under the common stock purchase agreement.

We are party to a common stock purchase agreement with SciClone, which at one point since January 1, 2017 beneficially owned 5% or more of the shares of our outstanding Common Stock but which beneficially owns less than 5% of our outstanding Common Stock as of July 30, 2018. Under the agreement, SciClone has demand registration rights, which means that SciClone has the right to require that we register its shares under the Securities Act for sale to the public, on not more than one occasion, subject to specified exceptions. We must pay all expenses incurred in connection with the exercise of these demand registration rights.

We are party to a registration rights agreement with certain stockholders, including ACT Capital Management, LLLP, and Knoll Capital Management, LP. ACT Capital Management, LLLP beneficially owns, and Knoll Capital Management, LP at one point since January 1, 2017 beneficially owned, 5% or more of the shares of our outstanding Common Stock. The agreement provides that the stockholders have the right to require that we register their shares under the Securities Act for sale to the public, subject to certain conditions. The stockholders also have piggyback registration rights, which means that, if not already registered, they have the right to include their shares in any registration that we effect under the Securities Act, subject to specified exceptions. We must pay all expenses incurred in connection with the exercise of these registration rights. We have registered the shares covered by the registration rights agreement an effective registration statement on Form S-1 (SEC File No. 333-221681).

We are unable to estimate the dollar value of the registration rights to the holders of these rights. The amount of reimbursable expenses under the agreements depends on a number of variables, including whether registration rights are exercised incident to a primary offering by us, the form on which we are eligible to register such a transaction, and whether we have a shelf registration in place at the time of a future offering.

Other than as described above, the employment agreements and compensation paid to our directors, we did not engage in any transactions with related parties since January 1, 2017. For a discussion of our employment agreements and compensation paid to our directors, see “Executive Compensation — Employment and Severance Agreements” and “Executive Compensation — Compensation of Directors.”

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Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2012 in (i) our Common Stock, (ii) the NASDAQ Composite-Total Returns and (iii) the NASDAQ Biotechnology Index. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	Soligenix, Inc.	NASDAQ Composite- Total Returns	NASDAQ Biotechnology Index
2012	100.00	100.00	100.00
2013	300.00	140.12	166.02
2014	163.33	160.78	223.12
2015	188.33	171.97	249.39
2016	37.50	187.22	196.15
2017	37.00	242.71	238.64

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OTHER MATTERS

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2019 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than April 10, 2019. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2019 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one-year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-K

Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017 that was filed with the SEC, a copy of which is made available with this Proxy Statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-K made available with this Proxy Statement does not include copies of the exhibits to that filing. We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of shareholders and are not expected to be material. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

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ANNEX A

SOLIGENIX, INC.
2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS
ON APRIL 2, 2015
(as amended on June 18, 2017 and as proposed to be amended on September 27, 2018)

The purpose of the Soligenix, Inc. 2015 Equity Incentive Plan (the “Plan”) is to advance the interests of Soligenix, Inc. by enhancing its ability to attract and retain employees and other persons who can make significant contributions to the success of the Company through ownership of shares of the Company’s common stock.

The Plan is intended to accomplish this goal by enabling the Company to grant Awards in the form of options, restricted stock awards, deferred stock awards, unrestricted stock, performance awards, or combinations thereof, as described in greater detail below.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2 Award. “Award” shall mean the grant of an option, deferred stock, restricted stock, unrestricted stock, performance award, stock appreciation right or any combination thereof pursuant to this Plan.

1.3 Award Limit. “Award Limit” shall mean one million (1,000,000) shares of common stock, plus the amount of any increase in the number of shares that may be available for issuance pursuant to Section 2.1(a).

1.4 Board. “Board” shall mean the Board of Directors of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6 Committee. “Committee” shall mean the Committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no Committee is selected. If the Board delegates powers to a Committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such Committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “Non-Employee Board Member” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. The failure of any Committee members to qualify as a “Non-Employee Board Member” shall not otherwise affect the validity of an Award. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any affiliate while serving on the Committee unless the Board determines that the grant of such Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.

Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Section 162(m) of the Code).

1.7 Company. “Company” shall mean Soligenix, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

1.8 Disability or Disabled. “Disability or Disabled” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code, except as otherwise may be required by Section 409A of the Code, in which case “disability” shall be defined as set forth in Section 409A of the Code.

1.9 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10 Fair Market Value. “Fair Market Value” of a share of common stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of common stock on such date on the principal exchange on which shares of common stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the common stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the common stock on such date as reported by AMEX or, if AMEX is not then in existence, by its successor quotation system; or (iii) if the common stock is not publicly traded, the Fair Market Value of a share of common stock as established by the Committee acting in good faith.

1.11 Key Employee. “Key Employee” shall mean an employee of the Company or of an affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an affiliate) designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.12 Key Non-Employee. “Key Non-Employee” shall mean a Non-Employee Board Member, consultant, or independent contractor of the Company or of an affiliate who is designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.13 Non-Employee Board Member. “Non-Employee Board Member” shall mean a director of the Company who is not an employee of the Company or any of its affiliates. For purposes of this Plan, a Non-Employee Board Member shall be deemed to include the employer of such Non-Employee Board Member, if the Non-Employee Board Member is so required, as a condition of his employment, to provide that any option granted hereunder be made to the employer.

1.14 Participant. “Participant” shall mean a Key Employee or a Key Non-Employee to whom an award is granted under the Plan.

1.15 Plan. “Plan” shall mean this Equity Compensation Plan, as amended from time to time.

1.16 Shares. “Shares” shall mean the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan: treasury shares or authorized but unissued common stock $.001 par value, or any share of capital stock into which the shares are changed or for which they are exchanged within the provision of the Plan.

1.17 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.18 Termination of Directorship. “Termination of Directorship” shall mean the time when an optionee who is an independent director ceases to be a director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.19 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the optionee, grantee or restricted stockholder and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of an optionee, grantee or restricted stockholder by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to “incentive stock options”, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to options, awards of restricted stock, performance awards, awards of deferred stock or unrestricted stock shall be the Company’s common stock, $.001 par value. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan initially shall not exceed one million (1,000,000), subject to adjustment as provided herein. The shares of common stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to options or stock appreciation rights granted under the Plan to any individual in any calendar year shall not exceed the limitations set forth in this subsection 2.1(b) as follows:

(i) Subject to adjustment as provided in Section 9.3, the maximum number of shares of stock as to which options may be granted to any Participant in any one calendar year shall be 60,000. These limits shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(ii) Subject to adjustment as provided in Section 9.3, the maximum number of shares of stock subject to performance awards granted to any Participant in any one calendar year shall be 60,000. This limit shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(iii) Subject to adjustment as provided in Section 9.3, the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of Options that do not qualify as “incentive stock options” under Section 422(b) of the Code (“non-qualified stock options”) shall be 600,000 and the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of stock options that qualify as “incentive stock options” (“ISOs”) shall also be 600,000, in each case plus the amount of any increase in the number of shares that may be available for issuance pursuant to Section 2.1(a); provided, that the foregoing maximum limits shall not be construed to permit more than the maximum number of shares described at (a) above (as the same may be adjusted as provided in Section 9.3) to be issued in the aggregate pursuant to all Awards.

(c) To the extent required by Section 162(m) of the Code, shares subject to options which are canceled shall continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted shall be counted against the Award Limit. This subparagraph (c) shall be construed in a manner consistent with the requirements of Section 409A of the Code and any such cancellation and subsequent grant or Award shall fully comply with the requirements of said Section 409A of the Code.

2.2 Unexercised Options and Other Rights. Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) an option expires or is otherwise terminated without being exercised, or (ii) any shares of stock subject to any restricted stock, deferred stock or performance award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any officer, employee, consultant, advisor or director shall be eligible to be granted an option.

3.2 Granting of Options.

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select which Participants shall be granted options;

(ii) Subject to the Award Limit, determine the number of shares subject to such options;

(iii) Determine whether such options are to be ISOs or non-qualified stock options and whether such options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such options, consistent with this Plan; provided, however, that the terms and conditions of options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) The Committee shall instruct the secretary of the Company to issue such options and may impose such conditions on the grant of such options as it deems appropriate, including substitution or replacement of awards, cancellation and replacement or other adjustments to the Award, including but not limited to the strike price. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an option that the optionee surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards or unrestricted stock or other rights which have been previously granted to him under this Plan or otherwise. Any such surrender and subsequent grant or Award shall fully comply with the requirements of Section 409A of the Code and within the statutory guidelines. Such grant or other Award may contain such terms and conditions as the Committee deems appropriate and shall be exercisable in accordance with its terms, subject to statutory and regulatory compliance.

3.3 Special Rules Applicable to ISOs.

(a) No person may be granted an ISO under this Plan if such person, at the time the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such ISO conforms to the applicable provisions of Section 422 of the Code.

(b) No ISO shall be granted unless such option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No ISO shall be granted to any person who is not an employee.

(c) Any ISO granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as non-qualified stock options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

3.4 Certain Additional Provisions for Non-Qualified Stock Options.

(a) Non-Qualified Stock Options With Fair Market Value Exercise Price. Unless otherwise determined by the Board pursuant to paragraph (b) below, to avoid a deferral of compensation falling within the requirements of Section 409A of the Code, any option to purchase stock, other than an “incentive stock option” described in Section 422 of the Code, will have the following characteristics: (i) the exercise price will never be less than the fair market value of the underlying stock on the date the option is granted, (ii) the receipt, transfer or exercise of the option will be subject to taxation under Section 83 of the Code, and (iii) the option will not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option.

(b) Non-Qualified Stock Options With an Exercise Price Less than Fair Market Value. Notwithstanding paragraph (a) above, to the extent that any non-qualified stock option may constitute a deferral of compensation, such option shall comply with the requirements of Section 409A of the Code as set forth in the corresponding stock option agreement.

3.5 Substitute Options. In the event that the Company or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer, subject to the requirements of Section 409A of the Code. The Board, in its sole discretion and consistent with Sections 409A and 424(a) of the Code, shall determine the exercise price of such substitute Options.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each option shall be evidenced by a written stock option agreement, which shall be executed by the optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock option agreements evidencing ISOs shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. In this regard, any awards which are non-qualified stock options under Section 3.4 of this Plan will include within the written award agreement such terms and conditions as are necessary to comply with the requirements of Section 409A of the Code. Any award agreement may require that the Participant agree to be bound by any stockholders’ agreement among all or certain stockholders of the Company that may be in effect at the time of the grant of the award, or the exercise of an Option, if applicable, or certain provisions of any such agreement that may be specified by the Company.

4.2 Option Price. The price per share of the shares subject to each option shall be set by the Committee; provided, however, that (i) such price shall be no less than the par value of a share of common stock, and (ii) in the case of options intended to qualify as ISOs or as performance-based compensation as described in Section 162(m)(4)(C) of the Code such price shall be no less than 100% of the Fair Market Value of a share of common stock on the date the option is granted (110% of the Fair Market Value of a share of common stock on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company).

4.3 Option Term. The term of an option shall be set by the Committee in its discretion; provided, however, that, in the case of ISOs, the term shall not be more than ten (10) years from the date the ISO is granted, or five (5) years from such date if the ISO is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

4.4 Option Vesting and Exercisability. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any stock option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any award (including an ISO), (ii) the lapse of restrictions on any award (including an award of Restricted Stock) and (iii) the date on which any Option first becomes exercisable as long as such acceleration will not subject the specific award or this Plan, in general, to the requirements of Section 409A of the Code.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or the secretary’s office:

(a) A written notice complying with the applicable rules established by the Committee stating that the option, or a portion thereof, is to be exercised. The notice shall be signed by the optionee or other person then entitled to exercise the option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the option shall be exercised pursuant to Section 9.1 by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option; and

(d) Full cash payment to the secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may (i) allow a delay in payment up to thirty (30) days from the date the option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of common stock owned by the optionee for at least six months prior to the date of delivery, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of common stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, or (vi) allow payment through any combination of the foregoing. In the case of a promissory note, the Committee may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.3 Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4 Rights as Stockholders. The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the optionee to give the Company prompt notice of any disposition of shares of common stock acquired by exercise of an ISO within (i) two years from the date the option was granted or (ii) one year after the transfer of such shares to the optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Committee shall from time to time, in its absolute discretion, select which Participants shall be awarded restricted stock, and determine the purchase price, if any, and other terms and conditions applicable to such restricted stock, consistent with this Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for restricted stock, including any consideration required by applicable law. The Committee shall instruct the secretary of the Company to issue such restricted stock and may impose such conditions on the issuance of such restricted stock as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the selected Key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of restricted stock to the escrow holder pursuant to Section 6.5, the restricted stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the restricted stockholder’s restricted stock agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the common stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of restricted stock issued under this Plan (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual restricted stock agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the restricted stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of restricted stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of restricted stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

6.7 Deferred Compensation. To the extent that any award of shares of Restricted Stock may constitute a deferral of compensation, the award shall comply with the requirements of Section 409A of the Code as set forth in the corresponding restricted stock agreement.

ARTICLE VII

PERFORMANCE AWARDS, DEFERRED STOCK, UNRESTRICTED STOCK

7.1 Performance Awards.

(a) Any Participant selected by the Committee may be granted one or more performance awards. The value of such performance awards may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria (as defined in Section 7.1(c) below) determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of common stock over a fixed period or periods determined by the Committee. Performance conditioned awards are subject to the following:

(b) Any performance award intended to qualify as performance-based for purposes of Section 162(m) of the Code. In the case of any performance award to which this Section 7.1(b) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such performance awards, the Committee will establish, in writing, one or more specific Performance Criteria (as defined below) no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the performance award, as determined by the Committee. Prior to grant, vesting or payment of the performance award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the performance award. No performance award to which this Section 7.1(b) applies may be granted after the first meeting of the stockholders of the Company held in 2019 until the performance measures described in Section 7.1(c) below (as the same may be amended) have been resubmitted to and re-approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(c) For purposes of this Section 7.1, “Performance Criteria” are specified criteria, other than the mere performance of services or the mere passage of time the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof); sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating rations; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criterion based on performance over a period of time shall be determined by reference to a period of not less than one year. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

7.2 Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of fully vested and unrestricted stock in such amounts and for such consideration, if any, as the Committee shall determine; provided, that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 60,000 shares.

7.3 Deferred Stock. Any Participant selected by the Committee may be granted an award of deferred stock in the manner determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined appropriate by the Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

7.4 Performance Award Agreement, Deferred Stock Agreement, Unrestricted Stock Agreement. Each performance award, award of deferred stock and/or unrestricted Stock shall be evidenced by a written agreement, which shall be executed by the grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.5 Term. The term of a performance award, award of deferred stock and/or unrestricted stock shall be set by the Committee in its discretion.

7.6 Payment on Exercise. Payment of the amount determined under Section 7.1, 7.2 or 7.3 above shall be in cash, in common stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in common stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

7.7 Deferred Compensation. It is not intended that awards under this Article VII, in form and/or operation, will constitute “deferred compensation” under Section 409A of the Code. If it is subsequently determined that such awards in form and/or operation, constitute “deferred compensation” under Section 409A of the Code, the award shall be amended as provided by in Section 9.6 to comply with the requirements of Section 409A of the Code as set forth in the corresponding award agreement.

7.8 Form of Agreement. Each award granted pursuant to this Article VII shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with this Plan, including the term of the award and payment on exercise.

ARTICLE VIII

ADMINISTRATION

8.1 Committee. The Committee shall consist of two or more directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

8.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which options, awards of restricted stock, deferred stock, unrestricted stock or performance awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each optionee, grantee or restricted stockholder. Any such interpretations and rules with respect to ISOs shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

8.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

8.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, grantees, restricted stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, options, awards of restricted stock or unrestricted stock, deferred stock or performance awards, and all members of the Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Not Transferable. Except as may otherwise be authorized in writing by the Committee in accordance with applicable law, options, restricted stock awards, unrestricted or deferred stock awards or performance awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the optionee, grantee or restricted stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 9.1 shall not prevent (i) transfers by will or by the applicable laws of descent and distribution, or (ii) the designation of a beneficiary to exercise any option or other right or award (or any portion thereof) granted under the Plan after the optionee’s or grantee’s death.

9.2 Amendment Suspension or Termination of this Plan. This Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth (10th) anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of, alter or impair any rights or obligations under any Award theretofore granted, unless the award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any ISO be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 9.5.

Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including Section 409A of the Code.

9.3 Adjustments. Upon the happening of any of the following described events, a Participant’s rights with respect to awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the award agreement.

(a) Stock Splits and Recapitalizations. In the event the Company issues any of its shares as a stock dividend upon or with respect to the shares, or in the event shares shall be subdivided or combined into a greater or smaller number of shares, or if, upon a merger or consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Option (for the purchase price to be paid under the Option) shall be entitled to purchase such number of shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the shares with respect to which the award is exercised at all times between the Grant Date of the award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per share. In determining whether any award granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in this Section 9.3(a). The Board may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued. Notwithstanding the foregoing, any adjustment under this Section 9.3(a) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code. Where an adjustment of the type described above is made to an ISO under this Section, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

(b) Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities (“New Securities”) in connection with a corporate transaction or stock dividend described in Section 9.3(a) as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued. Notwithstanding the foregoing, any adjustment under this Section 9.3(b) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.

(c) Fractional Shares. No fractional shares shall be issued under the Plan. Any fractional shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares.

(d) Further Adjustment. Upon the happening of any of the events described in Sections 9.3(a) or 9.3(c), the class and aggregate number of shares set forth in Section 5.1 hereof that are subject to awards which previously have been or subsequently may be granted under the Plan, and the number of shares set forth in Section 5.3 hereof that may be granted to a Participant in any year shall be appropriately adjusted to reflect the events described in such Sections. The Board shall determine the specific adjustments to be made under this Section 9.3(d).

(e) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a Subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under Section 409A of the Code. Notwithstanding the foregoing, to the extent that the Board determines that any such substitute award shall constitute a deferral of compensation under Section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of Section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right, subject to applicable statutory and regulatory guidance, including but not limited to Section 409A of the Code, to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

9.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within (12) twelve months after the date of the Board’s initial adoption of this Plan. Awards may be granted prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

9.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each optionee, grantee or restricted stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any option, restricted stock, deferred stock, performance award or unrestricted stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such optionee, grantee or restricted stockholder to elect to have the Company withhold shares of common stock (or allow the return of shares of common stock) having a Fair Market Value equal to the sums required to be withheld.

9.6 Loan. To the extent permitted by applicable law, the Committee may, in its discretion, extend one or more loans in connection with the exercise or receipt of an option or performance award, granted under this Plan, or the issuance of restricted stock, unrestricted stock or deferred stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

9.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any option, performance award, stock appreciation right granted, or restricted stock, unrestricted stock or deferred stock awarded, to a Key Employee or director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any option or stock appreciation right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.8 Other Transfer Restrictions. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Restricted Stock offered under the Plan to a Participant subject to Section 16 of the Exchange Act (a “Section 16 Participant”) may not be sold for six (6) months after acquisition; (ii) any shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (iii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the award agreement. The Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, or any successor provision.

9.9 Effect of Plan Upon Other Compensation or Incentive Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

9.10 Compliance with Laws. This Plan, the granting and vesting of options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards or stock appreciation rights under this Plan and the issuance and delivery of shares of common stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements and the requirements of Section 409A of the Code) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards, or stock appreciation rights granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

9.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

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ANNEX B

CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of Soligenix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The name of the Corporation is Soligenix, Inc.

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is fifty million three hundred fifty thousand (50,350,000) shares, of which (a) fifty million (50,000,000) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:”

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [_____] day of [_____], 2018 and affirms the statements contained herein as true under penalty of perjury.

Soligenix, Inc.

By:	/s/
Name
Title

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E50251-P12327

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SOLIGENIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.

	For All	Withhold All	For All Except
1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher J. Schaber, Ph.D.
02) Keith L. Brownlie, C.P.A.
03) Gregg A. Lapointe, C.P.A.
04) Mark E. Pearson
05) Robert J. Rubin, M.D.
06) Jerome B. Zeldis, M.D., Ph.D.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date